UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2024

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Annovis Bio, Inc. (“The Company”) issued a press release on June 11, 2024, outlining that its lead drug candidate, Buntanetap, showed statistically significant efficacy and safety in both carriers and non-carriers of Apolipoprotein E4 (“APOE4”), a genetic cause of Alzheimer's disease (“AD”). The press release is furnished as Exhibit 99.1 hereto.

Additionally, the Company held a webcast after market close on June 11, 2024, to discuss these findings in detail and outline future development plans for Buntanetap. A copy of the presentation materials is furnished as Exhibit 99.2 hereto.

Item 9.01   Financial Statements and Exhibits.

The following exhibits are being furnished herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated June 11, 2024
99.2	Annovis Bio, Inc. – AD Webcast Presentation
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: June 11, 2024	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: President and Chief Executive Officer